Exhibit 14.1

Independent Auditor's Consent

                We consent to the incorporation by reference in the Registration Statements of Rinker Group Limited on Form S-8 (file numbers 333-110647, 333-110648 and 333-111156) of our report dated May 25, 2004 (except for Notes 37 and 38, as to which the date is June 18, 2004), appearing in the Annual Report on Form 20-F of Rinker Group Limited for the fiscal year ended March 31, 2004.

/s/ DELOITTE TOUCHE TOHMATSU

Deloitte Touche Tohmatsu

Chartered Accountants

Sydney, Australia

June 18, 2004